EXHIBIT 4.5

ALCOA INC.

5.72% Notes due 2019

5.87% Notes due 2022

REGISTRATION RIGHTS AGREEMENT

New York, New York

February 23, 2007

Barclays Capital Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

(individually a “Dealer Manager” and collectively, the “Dealer Managers”)

c/o Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

Ladies and Gentlemen:

This Registration Rights Agreement (this “Agreement”) is made in connection with the Dealer Manager Agreement, dated as of January 23, 2007, between Alcoa Inc., a Pennsylvania corporation (the “Company”) and the Dealer Managers (the “Dealer Manager Agreement”) relating to the offer made by the Company to exchange its 5.72% Notes due 2019 and its 5.87% Notes due 2022 (the “Securities”) to be issued pursuant to the Indenture, dated as of September 30, 1993, between the Company and The Bank of New York Trust Company, N.A, as successor trustee (the “Trustee”), as supplemented by The First Supplemental Indenture thereto dated January 25, 2007 between the Company and the Trustee (the “Indenture”) for up to $1,500,000,000 in the aggregate of its issued and outstanding 7-3/8% Notes due 2010, 6-1/2% Notes due 2011 and 6% Notes due 2012 held by certain eligible holders. In order to induce the Dealer Managers to enter into the Dealer Manager Agreement, the Company has agreed to provide for the benefit of the holders (the “Holders”) from time to time of the Registrable Securities (as defined below), the registration rights set forth in this Agreement. In consideration of the foregoing, the Company agrees with the Dealer Managers as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Commission” means the Securities and Exchange Commission.

“Event Date” is defined in Section 7(b).

“Exchange Offer Registration Period” means the 90-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” means the notes of each applicable series issued by the Company under the Indenture and containing terms identical in all material respects to the comparable series of Securities issued by the Company (except for registration rights, transfer restrictions and liquidated damages or interest rate step-up provisions).

“Exchanging Dealer” means any Dealer Manager and other Holder which is a broker-dealer that elects to exchange in the Registered Exchange Offer for Exchange Securities, only those Registrable Securities that it acquired for its own account as a result of market making activities or other trading activities and not directly from the Company.

“Holder” has the meaning set forth in the preamble hereto.

“Indenture” has the meaning set forth in the preamble hereto.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of Registrable Securities and Exchange Securities registered under or participating in, as the context requires, a Registration Statement.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an offering of securities under a Shelf Registration Statement.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

“Registered Exchange Offer” means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for Registrable Securities, a like principal amount of the Exchange Securities.

“Registrable Securities” means the Securities; provided however, that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared or otherwise become effective under the Securities Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Securities shall have ceased to be outstanding or (iv) the Registered Exchange Offer is consummated.

“Registration Default” has the meaning set forth in Section 7(a) hereof.

“Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Securities” has the meaning set forth in the preamble hereto.

“Securities Act” means the Securities Act of 1933 as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” means a registration effected pursuant to Section 3 hereof.

“Shelf Registration Effectiveness Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Securities” has the meaning set forth in Section 3(a) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some of or all the Registrable Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” has the meaning set forth in the preamble hereto.

“underwriter” means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer; Resales of Exchange Securities by Exchanging Dealers; Private Exchange.

(a) The Company shall prepare and, not later than 120 days after the date of the original issuance of the Securities, file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 225 days after the date of the original issuance of the Securities.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall (i) commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each “eligible Holder” electing to exchange Registrable Securities for Exchange Securities (an “eligible Holder” is a Holder that (1) is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, (2) acquired the Securities and acquires the Exchange Securities in the ordinary course of such Holder’s business, (3) is not participating or engaging in, does not intend to participate in or engage in, and has no arrangements or understandings with any person to participate or engage in, the distribution of the Exchange Securities within the meaning of the Securities Act, and (4) is not a broker-dealer which is tendering Registrable Securities that it acquired directly from the Company for its own account) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States and (ii) use commercially reasonable efforts to issue, promptly after the expiration of such Registered Exchange Offer, the Exchange Securities in exchange for all Registrable Securities validly tendered prior to the expiration of such Registered Exchange Offer. In order to participate in the Registered Exchange Offer, each Holder must represent to the Company that it does not fall within any of categories (1), (2), (3) or (4) referred to in the parenthetical contained in clause (i) above.

(c) The Securities not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Exchanging Dealers as provided herein).

(d) In connection with the Registered Exchange Offer, the Company shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders of Registrable Securities (or longer at the Company’s option or if required by applicable law, as determined by the Company);

(iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

(iv) comply in all material respects with all applicable laws.

(e) As soon as practicable after the close of the Registered Exchange Offer the Company shall:

(i) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Trustee for cancelation all Registrable Securities so accepted for exchange; and

(iii) cause the Trustee to authenticate and deliver to each Holder of Registrable Securities, Exchange Securities of the relevant series equal in principal amount to the Registrable Securities of such Holder accepted by the Company for exchange.

(f) The Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended, or is exempt from such qualification.

(g) The Exchange Securities and the Securities shall vote and consent together on all matters as one class and none of the Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

(h) Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance of such Registrable Securities.

(i) The Registered Exchange Offer shall be subject to the following conditions: (i) the Registered Exchange Offer, or the making of any exchange by a Holder, shall not violate applicable law or any applicable interpretation of the staff of the Commission (ii) the due tendering of Registrable Securities in accordance with the terms of the Registered Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Registered Exchange Offer shall have represented that it (A) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (B) acquired the Exchange Securities in the ordinary course of such Holder’s business, (C) has no arrangements or understandings with any Person to participate in the Registered Exchange Offer for the purpose of distributing the Exchange Securities, (D) is not a broker-dealer tendering Securities acquired directly from the Company for its own account and (E) shall have made such other representations as may be reasonably necessary under applicable rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Registered Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Registered Exchange Offer. The Company will use commercially reasonable efforts to cause the registrar for the Registrable Securities to furnish the Dealer Managers with the names and addresses of the Holders to whom the Registered Exchange Offer is made, and the Dealer Managers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Registered Exchange Offer.

(j) The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

(i) include information substantially to the effect of Annex A hereto in the Exchange Offer Registration Statement, Annex B hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and Annex C hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer (it being understood that a Holder’s participation in the Registered Exchange Offer is conditioned, among other things, on the Holder, by executing and returning the letter of transmittal, representing in writing to the Company as set forth in Riders A and B of Annex C hereto); and

(ii) use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period in order for Exchanging Dealers to deliver the Prospectus forming a part thereof in connection with their sales of Exchange Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

3. Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its counsel (who may be an employee of the Company) that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, (ii) for any other reason the Registered Exchange Offer is not completed within 270 days after the date of the original issuance of the Securities, or (iii) if a Holder notifies the Company in writing prior to the 20th day following the completion of the Registered Exchange Offer that it is not eligible to participate in the Registered Exchange Offer or in the case of any such Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradable Exchange Securities in exchange for tendered securities, other than by reason of such Holder being an affiliate of the Company within the meaning of the Securities Act (it being understood that, for purposes of this Section 3, the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market making activities or other trading activities shall not result in such Exchange Securities being not “freely tradeable”), the following provisions shall apply:

(a) The Company shall as promptly as practicable (but in no event later than 60 days after so required or requested to do so pursuant to this Section 3), file with the Commission and thereafter use commercially reasonable efforts to cause to become effective under the Securities Act a Shelf Registration Statement, or shall, if permitted by Rule 430B under the Act, otherwise designate an existing effective filing with the Commission for use by the Holders of Registrable Securities and by Exchanging Dealers of Exchange Securities as a Shelf Registration Statement, relating to the offer and sale of such securities from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration Statement and set forth in such Shelf Registration Statement (such securities to be sold by such Holders under such Shelf Registration Statement being referred to herein as “Shelf Registration Securities”; provided, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder has signed and returned to the Company a notice and questionnaire as distributed by the Company consenting to such Holder’s inclusion in the Prospectus as a selling securityholder and providing such further information to the Company as the Company may reasonably request.

(b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders of securities covered thereby for a period of two years from the date of the original issuance of the Securities or such shorter period that will terminate when all securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise cease to be Registrable Securities (in any such case, such period being called the “Shelf Registration Effectiveness Period”).

4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a) (i) The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Exchange Offer Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use commercially reasonable efforts to reflect in each such document, when so filed or designated with the Commission, such comments as you reasonably may propose.

(ii) The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Shelf Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed or designated with the Commission, such comments as any Holder whose securities are to be included in such Shelf Registration Statement reasonably may propose.

(b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) (1) The Company shall advise you and, in the case of a Shelf Registration Statement, the Company shall advise the Holders of securities covered thereby:

(i) when such Registration Statement and any amendment thereto has been filed (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated) with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated); and

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

(2) In the case of a Shelf Registration Statement, the Company shall advise you and the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, the Company shall advise any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices:

(i) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iii) of the happening of any event that requires the making of any changes in such Registration Statement or the Prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

Each such Holder or Exchanging Dealer agrees, that, upon being so advised by the Company of any event described in clause (iii) of this paragraph (c)(2), such Holder or Exchanging Dealer agrees that it shall forthwith discontinue disposition of such securities under such Registration Statement or Prospectus, until such Holder’s or Exchanging Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed.

(d) The Company shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

(e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(f) The Company shall, during the Shelf Registration Effectiveness Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of such securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

(g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

(i) The Company shall use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of securities covered by a Registration Statement shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission or otherwise becomes effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition in each such jurisdiction of such securities; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this provision, (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject or (iii) make any changes to its certificate of incorporation or by-laws (or other organizational documents) or any agreement between it and holders of its ownership interests.

(j) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Not later than the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Exchange Securities registered under such Registration Statement, and provide the Trustee with certificates for such Exchange Securities, in a form, if requested by the applicable Holder, eligible for deposit with The Depository Trust Company or any successor thereto under the Indenture.

(l) The Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, on or prior to the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any Shelf Registration Statement or Exchange Offer Registration Statement.

(n) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company in writing such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request for inclusion in such Registration Statement. The Company may exclude from any such Registration Statement the securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. Each Holder further agrees that, neither such Holder nor any underwriter participating in any disposition pursuant to any Shelf Registration Statement on such Holder’s behalf, will make any offer relating to the securities to be sold pursuant to such Shelf Registration Statement that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company (and except for as otherwise provided in any underwriting agreement entered into by the Company and any such underwriter).

(o) (i) In the case of any Shelf Registration Statement, if any of the securities covered by such Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering shall be selected by the Majority Holders of such securities included in such offering and shall be acceptable to the Company. The Company shall enter into such agreements (including underwriting agreements in the form contained in the Company’s existing shelf registration statement (Reg. No. 333-74874) (the “existing shelf registration statement”); provided, that the Company shall not be required to enter into such agreement more than once with respect to all the Registrable Securities and Exchange Securities considered in the aggregate and may delay entering into such agreement until the consummation of any underwritten public offering which the Company may have then undertaken and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration), and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in the existing shelf registration statement (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 6 hereof.

(ii) Without limiting in any way paragraph (o)(i), no Holder may participate in any underwritten registration hereunder unless such Holder (x) agrees to sell such Holder’s securities to be covered by such registration on the basis provided in any underwriting arrangements approved by the Majority Holders and the Managing Underwriters and (y) completes and executes in a timely manner all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the Company or the Managing Underwriters in connection with such underwriting arrangements.

(p) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such person; (ii) use reasonable efforts to cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such person in connection with any such Registration Statement, in each case, as is customary for due diligence examinations in connection with similar primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of Registrable Securities registered thereunder and the underwriters, if any, as may be reasonably requested by them, in each case, in form, substance and scope as are customarily made by issuers to underwriters in similar primary underwritten offerings; (iv) obtain opinions of counsel (which includes its employees who are attorneys) to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain “cold comfort” letters (or, in the case of any person that does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed-upon procedures” letter under Statement on Auditing Standards No. 35) and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Holder of Registrable Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(p) shall be performed (A) on the effective date of such Registration Statement and each post-effective amendment thereto and (B) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (in addition to one local counsel in each relevant jurisdiction) designated by the Majority Holders to act as counsel for the Holders in connection therewith and acceptable to the Company (“Holders’ Counsel”). Notwithstanding the foregoing, the Holders of the securities being registered and the Exchanging Dealers shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such securities, the fees and disbursements of any other counsel or other advisors or experts retained by such Holders and Exchanging Dealers (severally or jointly), transfer taxes on resale of any of such securities any advertising expenses incurred by or on behalf of such Holders in connection with any offers they may make.

6. Indemnification and Contribution. (i) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors and officers, of each such Holder and each other person, if any, who controls any such Holder or Exchanging Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same degree, upon the same terms and subject to the same conditions as provided in the existing shelf registration statement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Holder of securities covered by a Registration Statement (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or any underwriter or any of the officers, directors or controlling persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7. Registration Defaults and Special Interest. (a) If any of the following events (each a “Registration Default”) shall occur, then the Company shall pay certain additional interest (“Special Interest”) to the Holders of the series of Securities affected thereby in accordance with Section 7(b):

(i) the Exchange Offer Registration Statement has not been filed with the Commission on or prior to the 120th day following the date of the original issuance of such Securities;

(ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 225th day following the date of the original issuance of such Securities;

(iii) neither the Registered Exchange Offer with respect to such series of Securities has been completed nor the Shelf Registration Statement with respect to such series of Securities has become effective on or prior to the 270th day following the date of the original issuance of the Securities;

(iv) the Exchange Offer Registration Statement with respect to such series of Securities has become effective but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer with respect to such series of Securities; or

(v) the Shelf Registration Statement, if applicable, has become effective, but ceases to be effective or usable in connection with resales of the securities covered thereby for a period of time that exceeds 90 days in the aggregate in any 12-month period in which the Company is obligated to maintain the effectiveness thereof pursuant to this Agreement.

(b) Special Interest shall accrue (in addition to stated interest on the affected securities) on the aggregate principal amount of the series of securities affected by the Registration Default from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the affected securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default unless and until all Registration Defaults have been cured. Accrued Special Interest, if any, shall be paid in cash in arrears on each semi-annual interest payment date for the affected securities and the amount of accrued Special Interest shall be determined on the basis of a year consisting of 360 days comprised of twelve 30-day months. Any accrued and unpaid interest (including Special Interest) on any of the Securities shall, upon the issuance of an Exchange Security in exchange therefore cease to be payable to the Holder thereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next interest payment date for such Exchange Security to the Holder thereof on the related record date. Following the cure of all Registration Defaults the accrual of Special Interest will cease, the interest rate will revert to the original rate and, upon any subsequent Registration Default following any such cure of all Registration Defaults, Special Interest will begin accruing again at one quarter of one percent (0.25%) per annum and will increase to a maximum of one half of one percent (0.50%) per annum as provided above until all Registration Defaults have been cured. Special Interest shall not be payable with respect to Registration Defaults for any period during which a Shelf Registration Statement is effective and usable by the Holders.

The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Special Interest is required to be paid (an “Event Date”). Special Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable interest payment date, immediately available funds in sums sufficient to pay the Special Interest then due on such interest payment date. Each obligation to pay Special Interest shall be deemed to accrue from and including the day following the applicable Event Date. The Special Interest due is payable to the Holders of record on the applicable record date as set forth in the Indenture.

Notwithstanding the foregoing, the Company shall not be required to pay Special Interest with respect to the Securities to any Holder if the Registration Default arises from the Company’ failure to file, or cause to become effective, a Shelf Registration Statement within the time periods specified in this Agreement by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior notice, for use in the Shelf Registration Statement or any prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the NASD or the Commission may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder as contained herein to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared or otherwise become effective, including, without limitation, a signed notice and questionnaire as distributed by the Company consenting to such Holder’s inclusion in the prospectus as a selling securityholder and providing such further information to the Company as the Company may reasonably request.

8. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of Exchange Securities). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture;

(ii) if to you, initially at the address set forth in the Dealer Manager Agreement; and

(iii) if to the Company, initially at its address set forth in the Dealer Manager Agreement.

All such notices and communications shall be deemed to have been duly given when actually received.

The Trustee or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or subsequent Holders of Securities and/or Exchange Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and/or Exchange Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

(h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

ALCOA INC.,

by:
/s/ Cynthia E. Holloway
Name:	Cynthia E. Holloway
Title:	Assistant Treasurer

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written:

BARCLAYS CAPITAL INC.

by:
/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

CITIGROUP GLOBAL MARKETS INC.

by:
/s/ Kevin Mills
Name:	Kevin Mills
Title:	Director

MORGAN STANLEY & CO. INCORPORATED

by:
/s/ Michael Fusco
Name:	Michael Fusco
Title:	Executive Director

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Exchange Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date hereof (the “Expiration Date”) and ending on the close of business on the day that is 90 days following the Expiration Date, it will use commercially reasonable efforts to make this Prospectus, as supplemented or amended, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of Exchange Securities received in an exchange such as the exchange pursuant to the exchange offer, but only if the old notes for which the Exchange Securities were received in the exchange were acquired for such broker-dealers’ own accounts as a result of market-making or other trading activities. Therefore, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, beginning on the Expiration Date and ending on the close of business on the day that is 90 days following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the Exchange Securities. Any broker-dealer that resells Exchange Securities pursuant to the Registered Exchange Offer in exchange for Securities that were received by it for its own account and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Securities. Any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed to pay certain expenses incident to the Exchange Offer (other than the expenses of counsel for the holders of the Securities and commissions or concessions of any brokers or dealers) and will indemnify the holders of the Exchange Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We note, however, that, in the opinion of the Commission, indemnification agreements for liabilities under the federal securities laws are against public policy and may be unenforceable.

ANNEX C

Rider A

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:
Address:

Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.